PURCHASE AGREEMENT made the 29th day of December, 1999.


BETWEEN:

         WI-LAN INC., a body corporate, incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as the "Purchaser")

                                                               OF THE FIRST PART

AND

         FINOVA MEZZANINE CAPITAL INC., a body corporate, incorporated pursuant to the laws of the State of Tennessee (hereinafter referred to as the "Vendor")

                                                              OF THE SECOND PART


         WHEREAS the Vendor is the beneficial owner of the Debenture, the DTS Preferred Shares, the DTS Warrants and the LinkaNet Warrants;

         AND WHEREAS the Vendor has agreed to sell, transfer and assign and the Purchaser has agreed to purchase and acquire, the Debenture, the DTS Warrants and the LinkaNet Warrants and the Vendor has agreed to grant and the Purchaser has agreed to acquire the Option with respect to the Vendor's DTS Preferred Shares upon the terms and conditions set forth herein;

         In consideration of the premises, covenants and agreements herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1      Definitions

         In this Agreement, unless the context otherwise requires:

(a) "Agreement" means this agreement, including the recitals, as amended or supplemented from time to time, and "hereby", "hereof", "herein", "hereunder", "herewith", "hereto" and similar terms refer to this Agreement and not to any particular provision of this Agreement;

(b) "business day" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open for the transaction of banking business in the City of Calgary;

(c)      "Closing" means the closing of the transactions contemplated herein;

(d) "Closing Date" means January 7, 2000 or such later date upon which the transactions contemplated by the Related Agreements have been completed or such other date as may be agreed upon by the parties hereto;

(e) "Closing Time" means 2:00 p.m. (Calgary time), or such other time as may be agreed upon by the parties hereto, on the Closing Date;

(f) "Corporation" or "DTS" means Digital Transmission Systems, Inc., a body corporate incorporated under the laws of the State of Delaware;

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                                        2

(g) "Debenture" means the DTS debenture in the principal amount of U.S. $2,000,000 which is convertible into 2,000,000 DTS Common Shares;

(h) "DTS Common Shares" means common shares in the capital stock of the Corporation, as constituted on the date hereof;

(i) "DTS Preferred Shares" means 1,314,333 preferred shares in the capital stock of the Corporation, as constituted on the date hereof;

(j) "DTS Warrants" means the Stock Purchase Warrant dated as of February 5, 1999 entitling the holder thereof to acquire 702,615 DTS Common Shares at an exercise price of U.S. $1.00 per share until March 1, 2004;

(k) "Encumbrance" includes, without limitation, any mortgage, pledge, assignment, charge, lien, security interest, claim, trust, royalty, carried, working, participation, net profits interest or other third party interest and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(l)      "Escrow Agent" means Boult, Cummings, Conners & Berry PLC;

(m) "Escrow Release Date" means that date which is six months from the Closing Date;

(n)      "Exchange" means The Toronto Stock Exchange;

(o) "Floor Value" means the value of the Vendor's Wi-LAN Common Shares on a certain date equal to:

         the closing price of the Wi-LAN Common Shares on the Exchange on the last trading day prior to the applicable valuation date X the United States/Canadian currency base noon exchange rate at the Federal Reserve Bank of New York on the last trading day prior to the applicable valuation date

(p) "LinkaNet" means LinkaNet Labs, Inc., a body corporate incorporated under the laws of Georgia;

(q) "LinkaNet Common Shares" means common shares in the capital stock of LinkaNet, as constituted on the date hereof;

(r) "LinkaNet Warrants" means the Stock Purchase Warrant dated as of February 5, 1999 entitling the holder thereof to acquire 538,461 LinkaNet Common Shares at an exercise price of 50% of the Fair Market Value (as defined in the Stock Purchase Warrant) of the LinkaNet Common Shares;

(s) "Option" means the option granted by the Vendor to the Purchaser at the Closing Time which option will entitle the Purchaser to acquire from the Vendor any or all of the DTS Preferred Shares owned by the Vendor at an exercise price of U.S. $1.00 per share at any time and from time to time for a term of two years from the Closing Date which option shall, in addition, provide the Purchaser with a right of first refusal to exercise the option in the event the Vendor wishes to sell or convert all or some of the DTS Preferred Shares, and provide that the Vendor agrees not to sell or convert the DTS Preferred Shares for a period of one year from the Closing Date;

(t) "person" includes an individual, partnership, firm, trust, body corporate, governmental authority, unincorporated body of persons or association;

(u)      "Public Record" means all information filed with the Securities
         Commissions;

(v) "Purchaser" or "Wi-LAN" means Wi-LAN Inc., a body corporate incorporated under the laws of the Province of Alberta;

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                                        3

(w) "Purchaser's Counsel" means Burnet, Duckworth & Palmer or such other legal counsel as may be designated by the Purchaser;

(x) "Related Agreements" means the agreements of even date herewith entered into between the Purchaser and MicroTel International, Inc. and the Purchaser and DTS;

(y) "Securities Commissions" means the securities commissions or similar regulatory authority in the Provinces of Alberta, Manitoba and Ontario;

(z) "Vendor's Counsel" means Boult, Cummings, Conners & Berry PLC or such other legal counsel as may be designated by the Vendor;

(aa) "Vendor's Wi-LAN Common Shares" means that number of Wi-LAN Common Shares to be issued by the Purchaser to the Vendor at the Closing Time equal to:

         U.S. $2,000,000 + (0.10 X U.S. $2,000,000 per annum from February 5,
         1999 until the Escrow Release Date) (the closing price of the Wi-LAN Common Shares on the Exchange on the last trading day prior to the Closing Date X the United States/Canadian currency base noon exchange rate at the Federal Reserve Bank of New York on the last trading day prior to the Closing Date)

(bb) "Wi-LAN Common Shares" means common shares of the Purchaser as a class, as constituted on the date hereof.

1.2      Schedules

         The following Schedules form part of this Agreement:

         Schedule A      Vendor's Representation Letter
         Schedule B      The Toronto Stock Exchange Private Placement
                         Questionnaire and Undertaking
         Schedule C      Purchaser's Representation Letter

1.3      Headings

         The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

1.4      Section References

         Unless the context otherwise requires, references in this Agreement to an article, section, paragraph, clause, subclause or schedule by number, letter or otherwise refer to the article, section, subsection, paragraph, clause, subclause or schedule, respectively, bearing that designation in this Agreement.

1.5      Gender, Plural

         In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders.

1.6      Date for Actions

         In the event that the date on which any action is required to be taken hereunder by any of the parties is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

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                                        4

1.7      Enforceability

         All representations and warranties in or contemplated by this Agreement as to the enforceability of any agreement or document are subject to enforceability being limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief).

                                    ARTICLE 2
                                PURCHASE AND SALE

2.1      Agreement to Purchase and Sell

         At the Closing Time, the Vendor agrees to sell, transfer and assign to the Purchaser or its nominee, and the Purchaser or its nominee agree to purchase and acquire from the Vendor:

(a)      the Debenture;

(b)      the Option;

(c)      the DTS Warrants; and

(d)      the LinkaNet Warrants,

in exchange for the Vendor's Wi-LAN Common Shares.

2.2      Execution of Purchase and Sale

         At the Closing Time, the Purchaser shall deliver to the Vendor a share certificate representing the Vendor's Wi-LAN Common Shares against delivery by the Vendor to the Purchaser of:

(a) the Debenture owned by the Vendor, duly endorsed in blank for transfer, or accompanied by duly executed powers of attorney for transfer in blank;

(b) a duly executed option agreement in respect of the Option in a form satisfactory to the Purchaser and the Purchaser's Counsel;

(c) the DTS Warrants owned by the Vendor, duly endorsed in blank for transfer, or accompanied by duly executed powers of attorney for transfer in blank; and

(d) the LinkaNet Warrants owned by the Vendor, duly endorsed in blank for transfer, or accompanied by duly executed powers of attorney for transfer in blank.

2.3      Deposit of Wi-LAN Common Shares in Escrow

         At the Closing Time, the Vendor shall deliver to the Escrow Agent the share certificate representing the Vendor's Wi-LAN Common Shares issued by the Purchaser which shares shall be held by the Escrow Agent in escrow and released on the Escrow Release Date.

2.4      Purchase Price Protection

         If the Floor Value of the Vendor's Wi-LAN Common Shares on the Escrow Release Date is less than the Floor Value of the Vendor's Wi-LAN Common Shares on the Closing Date, Wi-LAN shall pay the difference to Finova in U.S. cash on the Escrow Release Date.

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                                        5

2.5      Purchase Price Upside Limitation

         If the Floor Value of the Vendor's Wi-LAN Common Shares on the Escrow Release Date is greater than 125% of the Floor Value of the Vendor's Wi-LAN Common Shares on the Closing Date Finova shall be entitled to retain the increase up to 25% of the Floor Value of the Vendor's Wi-LAN Common Shares on the Closing Date with the balance of the increase over this threshold being retained by Wi-LAN. In the event this clause is applicable, the Escrow Agent shall forthwith sell that number of the Vendor's Wi-LAN Common Shares to enable the Escrow Agent to deliver to the Purchaser the proceeds representing any increase over 25% of the Floor Value of the Vendor's Wi-LAN Common Shares on the Closing Date.

2.6      Listing of Wi-LAN Common Shares

         The Purchaser agrees to use its reasonable best efforts to ensure that the Wi-LAN Common Shares will continue to be listed on the Exchange for a minimum of nine months after the Closing Date to enable the Vendor to sell the Vendor's Wi-LAN Common Shares under Regulation S of the Securities Act of 1933, as amended.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.1      Representations and Warranties of the Vendor

         The Vendor represents and warrants to the Purchaser that:

(a) the Vendor is duly and validly incorporated, organized and existing under the laws of its jurisdiction of incorporation;

(b) the Vendor has all requisite power and authority to enter into this Agreement and all documents to be delivered pursuant hereto and to perform its obligations hereunder and thereunder;

(c) the Vendor owns the Debenture, the DTS Preferred Shares, the DTS Warrants and the LinkaNet Warrants and has full power and authority to transfer the Debenture, the DTS Warrants and the LinkaNet Warrants to the Purchaser, to grant the Option to the Purchaser and to receive the Wi-LAN Common Shares therefor and to agree to the terms, conditions and provisions herein contained;

(d) all of the Debenture, the DTS Warrants and the LinkaNet Warrants transferred hereunder are owned by the Vendor as the sole beneficial owner with good, valid and marketable title and good, valid and marketable title to such securities will vest in the Purchaser as a result of the consummation of the transactions contemplated herein free and clear of any Encumbrances, voting trusts, unanimous or other shareholder agreements, proxies and other interests, claims or demands of every kind or nature whatsoever (other than such as may be created by or on account of the Purchaser);

(e) all of the DTS Preferred Shares which are the subject of the Option are owned by the Vendor as the sole beneficial owner with good, valid and marketable title and good, valid and marketable title to such securities free and clear of any Encumbrances, voting trusts, unanimous or other shareholder agreements, proxies and other interests, claims or demands of every kind or nature whatsoever;

(f) except pursuant to this Agreement and the rights granted to the Corporation in the documents being transferred, no person has any agreement, option, right or privilege (including, without limitation, whether by law, pre-emptive right, contract or otherwise) to purchase, convert into, exchange for or otherwise acquire, nor any agreement, option, right or privilege capable of becoming any such agreement, option, right or privilege, any of the Vendor's Debenture, DTS Preferred Shares, DTS Warrants or LinkaNet Warrants, or any interest therein;

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                                        6

(g) neither the Debenture, the DTS Preferred Shares, the DTS Warrants, the LinkaNet Warrants nor the DTS Common Shares issuable upon conversion of the Debenture, the DTS Preferred Shares and the DTS Warrants are subject to any trading restrictions under federal or state laws in the United States, other than those of general application to unregistered securities;

(h) other than unregistered securities trading restrictions under federal and state laws of the United States and the Debenture which may not be transferred to a "competitor" of DTS without DTS's consent, the Debenture, the DTS Preferred Shares, the DTS Warrants and the LinkaNet Warrants are transferable, are freely exercisable by the Purchaser and no third party consent is required in connection with any such exercise;

(i) there are no actions, suits or proceedings commenced, pending or threatened against the Vendor with respect to the Debenture, the DTS Preferred Shares, the DTS Warrants or the LinkaNet Warrants;

(j) the execution and delivery of this Agreement does not and will not result in a breach of, or constitute a default under, any term or provision of any agreement or other documents to which the Vendor is a party;

(k) the Vendor has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finders' fees, agents' commission or similar forms of compensation with respect to the transactions contemplated herein;

(l) the Vendor will not resell the Wi-LAN Common Shares it receives hereunder except in accordance with the provisions of applicable securities legislation and the rules of the Exchange;

(m) the Vendor has executed this Agreement in the United States, and it has concurrently executed and delivered the Representation Letter attached as Schedule A to this Agreement;

(n) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Vendor will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Wi-LAN Common Shares to the Vendor (including, without limitation, any undertaking required by the Exchange in the form attached as Schedule B to this Agreement); and

(o) this Agreement has been duly executed and delivered by the Vendor and all documents to be delivered by the Vendor pursuant hereto will be duly executed and delivered and this Agreement does and such documents will constitute legal, valid and binding obligations of the Vendor enforceable in accordance with their respective terms.

                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1      Representations and Warranties of the Purchaser

         The Purchaser represents and warrants to the Vendor that:

(a) the Purchaser is validly and duly incorporated, organized and validly existing under the law of the jurisdiction of its incorporation;

(b) the information and statements set forth in the Public Record, as it relates to the Purchaser, were true, correct and complete and did not contain any misrepresentation, as of the respective dates of such information or statements and no material adverse change has occurred in relation to the Purchaser which is not disclosed in the Public Record;

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                                        7

(c) at the Closing Time the Vendor's Wi-LAN Common Shares will be listed and posted for trading on the Exchange and will be duly issued and non-assessable and free and clear of any Encumbrances, voting trusts, unanimous or other shareholder agreements, proxies and other interests, claims or demands of every kind or nature whatsoever (other than such as may be created by or on account of the Vendor);

(d) the Purchaser has all requisite power and authority to enter into this Agreement and all documents to be delivered pursuant hereto and to perform its obligations hereunder and thereunder;

(e) the execution and delivery of this Agreement does not and will not result in a breach of, or constitute a default under, any term or provision of any agreement or other documents to which the Purchaser is a party;

(f) the Purchaser has executed this Agreement in Canada, and it has concurrently executed and delivered the Representation Letter attached as Schedule C to this Agreement;

(g) it acknowledges that the Vendor has made no representation or warranty regarding the financial condition, assets, operation or prospects of DTS or of LinkaNet to the Purchaser, which has performed its own due diligence on these entities;

(h) assuming that the Vendor will not own any Wi-LAN Common Shares other than the Vendor's Wi-LAN Common Shares to be issued at the Closing Time, under current Canadian securities laws the Vendor's Wi-LAN Common Shares will be freely tradeable by the Vendor on the Exchange on the Escrow Release Date and no further registration, notice or filings on the part of the Vendor are required pursuant to applicable Canadian securities laws;

(i) the Purchaser will have full power and authority to issue the number of Wi-LAN Common Shares in accordance with Article 2 hereof to the Vendor upon receipt of the required regulatory approval, which the Purchaser shall obtain by the Closing Time, and has full power and authority to receive the consideration therefor and to agree to the terms, conditions and provisions herein contained; and

(j) this Agreement has been duly authorized, executed and delivered by the Purchaser and all documents to be delivered by the Purchaser pursuant hereto will be duly executed and delivered and this Agreement does and such documents will constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

                                    ARTICLE 5
                           VENDOR'S CLOSING CONDITIONS

5.1      Conditions Precedent

         The obligations of the Vendor to complete the transactions contemplated herein is subject to:

(a) the Vendor being satisfied in its sole discretion with its due diligence review of the Purchaser and its assets and operations;

(b) the Vendor shall have received the opinion of Burnet, Duckworth & Palmer, counsel for the Purchaser dated the Closing Date, addressed to the Vendor, in form and substance satisfactory to the Vendor's Counsel;

(c) the Vendor, having completed, executed and delivered the Representation Letter attached as Schedule C hereto;

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                                        8

(d) except as contemplated by this Agreement, there shall not have occurred any material change, change of material fact or any development that could result in a material change or change of a material fact in the business, operations or affairs of the Purchaser;

(e) there will be no actions, suits or proceedings, whether or not purportedly on behalf of the Purchaser, outstanding, pending or threatened by or against the Purchaser at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, bureau, agency or instrumentality;

(f) all necessary steps and proceedings shall have been taken to allow the Vendor's Wi-LAN Common Shares to be duly transferred from the Purchaser to the Vendor and to vest in the Vendor good and marketable title in the Vendor's Wi-LAN Common Shares free and clear of any Encumbrances, voting trusts, unanimous or other shareholder agreements, proxies and other interests, claims or demands of every kind or nature whatsoever (other than such as may be created by the Vendor);

(g) any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Purchaser, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to the Vendor and the Vendor's Counsel; and

(h) the representations and warranties made by the Purchaser herein shall be true at the Closing Time as if made at and as of such time and the Purchaser shall have complied with its covenants herein and the Vendor shall have received a certificate signed by the Chief Executive Officer of the Purchaser confirming same.

5.2      Waiver of Conditions

         The conditions precedent set forth in Section 5.1 are for the benefit of the Vendor and may be waived, in whole or in part, by the Vendor at any time. If any of the said conditions precedent shall not be complied with or waived as aforesaid on or before the date required for the fulfilment thereof, the Vendor may, in addition to the other remedies it may have at law or in equity, rescind and terminate this Agreement by notice to the other party.

                                    ARTICLE 6
                         PURCHASER'S CLOSING CONDITIONS

6.1      Conditions Precedent

         The obligations of the Purchaser to complete the transactions contemplated herein is subject to:

(a) the Purchaser being satisfied in its sole discretion with its due diligence review of DTS and its assets and operations including, without limitation, the financial statements of DTS, the obligations and liabilities of DTS, the products and revenue stream of DTS and the material agreements of DTS;

(b) since December 20, 1999 DTS shall have carried on its business in the ordinary course of business consistent with past practices and shall not have engaged in any material transactions outside the ordinary course of business (including increasing long-term debt) except as disclosed to and approved by Wi-LAN in writing;

(c) DTS's issued and outstanding share capital at the Closing Time consisting of an aggregate of 4,646,221 common shares, 1,314,333 preferred shares, warrants entitling the holders thereof to acquire an aggregate of 2,433,315 common shares at exercise prices ranging from U.S. $0.12 to U.S. $9.00 per share, options entitling the holders thereof to acquire an aggregate of 1,019,880 common

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                                        9

         shares at exercise prices ranging from U.S. $0.47 to U.S. $13.75 per share and a U.S. $2,000,000 convertible debenture entitling the holder thereof to acquire 2,000,000 common shares at an exercise price of U.S. $1.00 per share;

(d) since December 20, 1999 DTS shall not have declared or paid any dividends or made any other distributions of any of its shares or granted any further options or warrants or any right or privilege capable of becoming an option or agreement in respect of its shares;

(e) the Purchaser having obtained all consents, approvals and authorizations necessary or required in connection with the transactions contemplated herein, including without limitation the approval of The Toronto Stock Exchange on terms and conditions reasonably satisfactory to the Purchaser on or before the Closing Time;

(f) the Purchaser shall have received the opinion of Boult, Cummings, Conners & Berry PLC, counsel for the Vendor dated the Closing Date, addressed to the Purchaser, in form and substance satisfactory to the Purchaser's Counsel;

(g) the transactions contemplated by the Related Agreements shall have been completed;

(h) the Vendor, having completed, executed and delivered the Representation Letter attached as Schedule A hereto;

(i) the Vendor, having completed, executed and delivered The Toronto Stock Exchange Private Placement Questionnaire and Undertaking attached as Schedule B hereto in a form satisfactory to the Exchange;

(j) the board of directors of DTS being comprised of a majority of Wi-LAN representatives at the Closing Time;

(k) except as contemplated by this Agreement, there shall not have occurred any material change, change of material fact or any development that could result in a material change or change of a material fact in the business, operations or affairs of DTS;

(l) there will be no actions, suits or proceedings, whether or not purportedly on behalf of DTS, outstanding, pending or threatened by or against DTS at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, bureau, agency or instrumentality;

(m) all necessary steps and proceedings shall have been taken to allow the DTS Shares to be duly transferred from the Vendor to the Purchaser and to vest in the Purchaser good and marketable title in the DTS Shares free and clear of any Encumbrances, voting trusts, unanimous or other shareholder agreements, proxies and other interests, claims or demands of every kind or nature whatsoever (other than such as may be created by the Purchaser);

(n) any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of DTS, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to the Purchaser and the Purchaser's Counsel; and

(o) the representations and warranties made by the Vendor herein shall be true at the Closing Time as if made at and as of such time and the Vendor shall have complied with its covenants herein and the Purchaser shall have received a certificate signed by a Vice-President of the Vendor confirming same.

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                                       10

6.2      Waiver of Conditions

         The conditions precedent set forth in Section 6.1 are for the benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser at any time. If any of the said conditions precedent shall not be complied with or waived as aforesaid on or before the date required for the fulfilment thereof, the Purchaser may, in addition to the other remedies it may have at law or in equity, rescind and terminate this Agreement by notice to the other party.

                                    ARTICLE 7
                                     CLOSING

7.1      Place of Closing

         Closing shall take place at the offices of the Purchaser's Counsel at the Closing Time, or at such other place as may be agreed upon by the parties hereto.

                                    ARTICLE 8
                                   INDEMNITIES

8.1      Vendor Indemnity

(a) The Vendor shall indemnify and save the Purchaser harmless against and from all liabilities, claims, demands, losses, costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which the Purchaser may be subject or which the Purchaser may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of any breach of, default under or non-compliance by the Vendor with any representation, warranty, term, covenant or condition of this Agreement or in any certificate or other document delivered by or on behalf of the Vendor hereunder or pursuant hereto.

(b) The rights and remedies of the Purchaser set forth in paragraph 8.1(a) are to the fullest extent possible in law cumulative and not alternative and the election by the Purchaser to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies. The Purchaser shall not be obligated to pursue any claim or remedy against any third party including, without limitation, DTS or MicroTel International, Inc. before being entitled to obtain full indemnification from the Vendor pursuant to paragraph 8.1(a).

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                                       11

(c) Any liability of the Vendor under paragraph 8.1(a) shall be limited to U.S. $2,000,000.

8.2      Purchaser Indemnity

(a) The Purchaser shall indemnify and save the Vendor harmless against and from all liabilities, claims, demands, losses, costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which the Vendor may be subject or which the Vendor may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of any breach of, default under or non-compliance by the Purchaser with any representation, warranty, term, covenant or condition of this Agreement or in any certificate or other document delivered by or on behalf of the Purchaser hereunder or pursuant hereto.

(b) The rights and remedies of the Vendor set forth in paragraph 8.2(a) are to the fullest extent possible in law cumulative and not alternative and the election by the Vendor to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies. The Vendor shall not be obligated to pursue any claim or remedy against any third party before being entitled to obtain full indemnification from the Purchaser pursuant to paragraph 8.2(a).

(c) Any liability of the Purchaser under paragraph 8.2(a) shall be limited to U.S. $2,000,000.

                                    ARTICLE 9
                                     NOTICES

9.1      Notices

         Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party to any other party shall be in writing and shall be delivered by hand delivery, facsimile transmission or (provided that the mailing party does not know and should not reasonably have known of any disruption or anticipated disruption of postal service which might affect delivery of the mail) by registered mail (postage prepaid), addressed to the party to whom the notice is to be given, at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if hand delivered or delivered by telex or facsimile transmission, be deemed to have been given and received on the date on which its was hand delivered or delivered by facsimile transmission to the address provided herein (if a business day and, if not, the next succeeding business day) and if sent by registered mail be deemed to have been given and received on the third business day at the point of delivery following the date on which it was so sent.

9.2      Address for Service

         The address for service of each of the parties hereto shall be as follows:

if to the Purchaser:

         Wi-LAN Inc.
         Suite 300, 801 Manning Road N.E.
         Calgary, Alberta
         T2E 8J8

         Attention: Hatim Zaghloul, Chairman and Chief Executive Officer

         Telecopy:  (403) 273-5100

if to the Vendor:

         Finova Mezzanine Capital Inc.
         500 Church Street, Suite 200
         Nashville, TN    37219

         Attention: Donald F. Barrickman, Vice-President

         Telecopy:  (615) 242-0842

or such other address as may be designated by notice to the other parties hereto.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1     Entire Agreement

         This Agreement, together with documents to be delivered pursuant hereto, constitutes the entire agreement between the parties hereto, and cancels and supersedes all prior agreements and understandings between the parties hereto, with respect to the subject matter hereof.

10.2     Further Assurances

         Each party hereto shall, from time to time, and at all times hereafter, at the request of the other party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

10.3     Survival

         The representations, warranties, covenants and agreements herein and in any document delivered pursuant hereto shall survive the Closing and remain in full force and effect provided that no party hereto shall be liable in respect of any representation or warranty unless the party seeking to rely upon such representation or warranty shall have given notice to the party who made such representation or warranty of its intention to make such claim on or before the date 24 months following the Closing Date.

10.4     Time

         Time shall be of the essence in this Agreement.

10.5     Amendments

         This Agreement may only be amended by a written instrument signed by the parties hereto.

10.6     Governing Law

         This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Alberta and applicable laws of Canada but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Alberta.

10.7     Attornment

         Each party hereto hereby irrevocable attorns to the jurisdiction of the Courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

10.8      Severability

         If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b) the invalidity, illegality or unenforceability of any provision or party thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

10.9     Execution in Counterpart

         This Agreement may be executed in any number of counterparts with the same effect as if all signatures to the counterparts had signed one document, all such counterparts shall together constitute, and be construed as, one instrument and each of such counterparts shall, notwithstanding the date of its execution, be deemed to bear the date first above written.

10.10    Waiver

         No waiver by any party hereto shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

10.11    Enurement

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10.12    Assignment

         This Agreement may not be assigned by any party hereto without the prior consent of the other parties hereto.

10.13    Reliance

         The parties hereto acknowledge and agree that they have entered into this Agreement in reliance upon each of the representations, warranties, covenants and agreements herein of the other party hereto.


         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                   WI-LAN INC.


                                   Per: /s/ Hatim Zaghloul
                                        ----------------------------------
                                        Hatim Zaghloul
                                        Chairman and Chief Executive Officer


                                   FINOVA MEZZANINE CAPITAL INC.


                                   Per: /s/ Donald F. Barrickman
                                        ----------------------------------
                                        Donald F. Barrickman
                                        Vice-President


                                 ACKNOWLEDGEMENT

         DTS hereby (i) acknowledges that it is aware of the terms and conditions of this Agreement and DTS is entering into the Convertible Debenture Purchase Agreement dated December 29, 1999 between DTS and the Purchaser as material consideration for and as an inducement to the Purchaser to enter into this Agreement, (ii) agrees to afford the Vendor the visitation rights to the board of directors of DTS on the terms set out in the Debenture until the Escrow Release Date, and (iii) consents to all matters provided for in this Agreement to the extent that such consent may be required under Section 12.4 of the debenture purchase agreement executed by the Vendor and DTS with respect to the Debenture or under any other provision of any agreement to which DTS is a party.

                                   Digital Transmission Systems, Inc.


                                   Per: /s/ Andres C. Salazar
                                        ----------------------------------
                                        Andres C. Salazar
                                        Chief Executive Officer

                                   SCHEDULE A

                         VENDOR'S REPRESENTATION LETTER

TO:      Wi-LAN Inc. (the "Corporation").

         In connection with the acquisition by Finova Mezzanine Capital Inc. ("Finova") of common shares (the "Common Shares") of the Corporation. Finova hereby certifies and agrees for the benefit of the Corporation that:

1. it is authorized to consummate the purchase of the Common Shares;

2. it understands that the Common Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "U.S. Securities Act") or under the securities ("blue sky") laws of any State of the United States and that the sale contemplated hereunder is being made in reliance on a private placement exemption to accredited investors;

3. it is purchasing the Common Shares for its own account and not with a view to any resale, distribution or other disposition of the Common Shares, or any part thereof in any transaction that would be in violation of the securities laws of the United States or any State thereof, subject, nevertheless, to the disposition of its property being at all times within its control;

4. it agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Common Shares, it will not offer, sell or otherwise transfer, pledge or hypothecate any or any part of such Common Shares (other than pursuant to an effective registration statement under the U.S. Securities Act and in compliance with any applicable State securities laws of the United States), directly or indirectly unless:

a.       the sale is to the Corporation; or

b. the sale is made outside the United States in accordance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local rules and regulations; or

c. the sale is made pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder and local rules; or

d. the Common Shares or any part thereof are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and Finova has furnished to the Corporation an opinion to that effect of counsel of recognized standing reasonably satisfactory to the Corporation;

5. it understands and acknowledges that the Common Shares are "restricted securities" as defined in Rule 144 under the U.S. Securities Act, and that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or state securities laws, the certificates representing the Common Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED
         ONLY: (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 AND, IF APPLICABLE, RULE 905 OF REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY

         RULE 144 THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES; OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM MONTREAL TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO MONTREAL TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT;

provided that if the Corporation is a "foreign corporation" within the meaning of Regulation S at the time of sale, and if the Common Shares or any part thereof are being sold under paragraph 4(b) above, the legend may be removed by providing a declaration to the transfer agent for the Common Shares to the following effect (or as the Corporation may prescribe from time to time):

         "Finova: (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended; and (B) certifies that: (1) the offer of such securities was not made to a person in the United States and either: (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer was outside the United States; or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (2) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities; (3) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act); (4) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities; and (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S";

provided, further, that if any such Common Shares are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to Montreal Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

6. it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Corporation concerning the terms and conditions of the issuance of the Common Shares;

7. it is experienced in evaluating companies such as the Corporation, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Common Shares and has the ability to suffer the total loss of its investment in the Common Shares;

8. it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the U.S. Securities Act;

9. it has been independently advised as to restrictions with respect to trading in the Common Shares imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Common Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Common Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable hold period and compliance with the other requirements of applicable law;

10. it understands that the sale and delivery of the Common Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus and as to the delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, it in order to assist it in making an investment decision in respect of the Common Shares and it has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Common Shares;

11. it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares and it is able to bear the economic risk of loss of its entire investment;

12. it is a resident of and was offered the Common Shares in Nashville, Tennessee.

13. it is purchasing Common Shares having an aggregate acquisition cost of not less than Cdn. $97,000 and if it is a corporation, syndicate, partnership or other form of unincorporated organization, it pre-existed the acquisition of the Common Shares and has a bona fide purpose other than investment in the Common Shares having an aggregate acquisition cost of not less than Cdn. $97,000 or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than Cdn. $97,000;

14. it understands and acknowledges that the Corporation has the right to instruct the transfer agent for the Common Shares not to record a transfer by any person in the United States without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws;

15. it understands that the investment in the Common Shares may have tax consequences under the laws of the United States and of Canada and that it is the sole responsibility of Finova to determine and assess such tax consequences as may apply to its particular circumstances;

16. it understands and acknowledges that the Corporation (i) is under no obligation to be or to remain a "foreign issuer", (ii) may not, at the time we sell the Common Shares or at any other time, be a "foreign issuer", and (iii) may engage in one or more transactions which could cause the Corporation not to be a "foreign issuer"; and

17. it agrees that the above representations, warranties and covenants will be true and correct both as of the execution of this Agreement and as of the Closing Time and will survive the completion of the issuance of the Common Shares.

18. The foregoing representations, warranties and covenants are made by Finova with the intent that they be relied upon in determining its suitability as a purchaser of Common Shares and Finova agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur caused or arising from reliance thereon. Finova undertakes to immediately notify the Corporation at Wi- LAN Inc., Suite 300, 801 Manning Road N.E., Calgary, Alberta T2E 8J8, Attention: Hatim Zaghloul, Chairman and Chief Executive Officer of any change in any statement or other information relating to Finova set forth herein which takes place prior to the Closing Time.


Date: December _____, 1999              Finova Mezzanine Capital Inc.
                                        -----------------------------
                                        Print name of Purchaser

                                        By: ______________________________
                                            Donald F. Barrickman
                                            Vice-President

                                   SCHEDULE B

                           THE TORONTO STOCK EXCHANGE
                 PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

                                  QUESTIONNAIRE

1.       DESCRIPTION OF TRANSACTION

a.       Name of Issuer of the Securities - Wi-LAN Inc.

b.       Number and Class of Securities to be Purchased - __________ Common
         Shares

c.       Purchase Price: Deemed Price of U.S. $_______________ per Common Share

2.       DETAILS OF PURCHASER

a.       Name of Purchaser - Finova Mezzanine Capital Inc.
                             -----------------------------

b.       Address -
                  500 Church Street, Suite 200
                  Nashville, TN    37219
                  ______________________________________________________________

c. Names and addresses of persons having a greater than 10% beneficial interest in the purchaser -
         ______________________________________________________________
         ______________________________________________________________

3.       RELATIONSHIP TO ISSUER

a. Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider -
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

b. If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details.
                  ______________________________________________________________
                  ______________________________________________________________

4.       DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

         Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof -
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

                                   UNDERTAKING

TO:  The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom until either:

i. a period of six months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer; or

ii. a period ending on the date that a receipt for a final prospectus relating to the said securities or any securities derived therefrom has been issued by the Ontario Securities Commission,

without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.


DATED AT Nashville, Tennessee           Finova Mezzanine Capital Inc.
                                        ----------------------------------
this ____ day of December, 1999.        (Name of Purchaser)


                                        ----------------------------------
                                        (Authorized Signature)


                                        Vice-President
                                        ----------------------------------
                                        (Official Capacity)


                                        Donald F. Barrickman
                                        ----------------------------------
                                        (please print here name of individual
                                        whose signature appears above, if
                                        different from name of purchaser
                                        printed above)

                                   SCHEDULE C

                        PURCHASER'S REPRESENTATION LETTER


To:      Finova Mezzanine Capital Inc. ("Finova")

         In connection with the acquisition by Wi-LAN Inc. ("Wi-LAN") of securities issued by Digital Transmission Systems, Inc. and LinkaNet Labs, Inc. (the "Corporations") (as described in that Purchase Agreement dated as of December 29, 1999 between Wi-LAN and Finova) (herein the "Securities"), Wi-LAN hereby certifies and agrees for the benefit of Finova that:

1. it is authorized to consummate the purchase of the Securities;

2. it understands that the sale of the Securities has not been and will not be registered under the Securities Act of 1933, as amended (the "U.S. Securities Act") or under the securities ("blue sky") laws of any State of the United States and that the sale contemplated hereunder is being made in reliance on a private placement exemption to accredited investors;

3. it is purchasing the Securities for its own account and not with a view to any resale, distribution or other disposition of the Securities, or any part thereof in any transaction that would be in violation of the securities laws of the United States or any State thereof, subject, nevertheless, to the disposition of its property being at all times within its control;

4. it agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Securities, it will not offer, sell or otherwise transfer, pledge or hypothecate any or any part of such Securities (other than pursuant to an effective registration statement under the U.S. Securities Act and in compliance with any applicable State securities laws of the United States), directly or indirectly unless:

a. the sale is to the respective Corporation which issued the Securities being sold; or

b. the sale is made outside the United States in accordance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local rules and regulations; or

c. the sale is made pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder and local rules; or

d. the Securities or any part thereof are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and Wi-LAN has furnished to the Corporation which issued the Securities being sold an opinion to that effect of counsel of recognized standing reasonably satisfactory to such Corporation;

5. it understands and acknowledges that the Securities are "restricted securities" as defined in Rule 144 under the U.S. Securities Act, and that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or state securities laws, the certificates representing the Securities, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT" ) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED
         ONLY: (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 AND, IF APPLICABLE, RULE 905 OF REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE

         SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER AND IN
         COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES; OR (D) PURSUANT TO ANOTHER EXEMPTION FROM
         REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE CORPORATION.

6. it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Corporations concerning the terms and conditions of the issuance of the Securities and the financial condition, results of operations and business prospects of the Corporations;

7. it is experienced in evaluating companies such as the Corporations, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and has the ability to suffer the total loss of its Investment in the Securities;

8. it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the U.S. Securities Act;

9. it has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporations with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable hold period and compliance with the other requirements of applicable law;

10. it understands that the sale and delivery of the Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus and as to the delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document describing the business and affairs of the Corporations which has been prepared for delivery to, and review by, it in order to assist it in making an investment decision in respect of the Securities and it has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Securities;

11. it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire Investment;

12. it is a resident of and was offered the Securities in the Province of Alberta, Canada;

13. it understands and acknowledges that the Corporations have the right to instruct the transfer agent for the Securities not to record a transfer by any person in the United States without first being notified by the respective Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws;

14. it understands that the investment in the Securities may have tax consequences under the laws of the United States and of Canada and that it is the sole responsibility of Wi-LAN to determine and assess such tax consequences as may apply to its particular circumstances; and

15. it agrees that the above representations, warranties and covenants will be true and correct both as of the execution of this Agreement and as of the Closing Time and will survive the completion of the purchase of the Securities.

16. The foregoing representations, warranties and covenants are made by Wi-LAN with the intent that they be relied upon in determining its suitability as a purchaser of Securities and Wi-LAN agrees to indemnify Finova against all losses, claims, costs, expenses and damages or liabilities which Finova may suffer or incur caused or arising from reliance thereon. Wi-LAN undertakes to immediately notify Finova in writing of any change in any statement or other information relating to Wi-LAN set forth herein which takes place prior to the Closing Time.


Date:    December _____, 1999           Wi-LAN Inc.
                                        ----------------------------------
                                        Print name of Purchaser


                                        By:
                                            ------------------------------
                                            Hatim Zaghloul
                                            Chairman and Chief Executive Officer